SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 22, 2000
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                          FIRST MIDWEST FINANCIAL, INC.
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             (Exact name of registrant as specified in its charter)


   Delaware                           0-22140                    42-1406262
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(State or other jurisdiction    (Commission File No.)           (IRS Employer
   of incorporation)                                         Identification No.)


                      Fifth at Erie, Storm Lake,  Iowa       50588
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               (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code: (712) 732-4117
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 4.    Changes in Registrant's Certifying Accountant

(a)      Previous independent accountants

         (i) On May 22, 2000, First Midwest Financial, Inc. (the "Company"), First Federal Savings Bank of the Midwest ("First Federal") and Security State Bank ("Security") dismissed Crowe, Chizek and Company LLP ("Crowe Chizek") as its independent accountants.

         (ii) The reports of Crowe Chizek on the consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         (iii) The change of independent accountants was recommended by the Audit Committee and subsequently approved by the Board of Directors.

         (iv) In connection with its audits for the two most recent fiscal years and through May 22, 2000, there have been no disagreements with Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Chizek, would have caused them to make reference thereto in their report on the financial statements for such years.

         (v) During the two most recent fiscal years and through May 22, 2000, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with Crowe Chizek.

         (vi) The Company requested that Crowe Chizek furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which they do not agree.

(b) On May 22, 2000, the Company, First Federal and Security engaged the firm of McGladrey & Pullen, LLP as independent accountants for the fiscal year ending September 30, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   FIRST MIDWEST FINANCIAL, INC.




Date:    May 30, 2000              By: /s/ Donald J. Winchell
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                                      Donald J. Winchell, Senior Vice President,
                                      Treasurer, Chief Financial Officer and
                                      Principal Accounting Officer